Exhibit 5.1

GREENBERG TRAURIG, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

April 18, 2024

TFF Pharmaceuticals, Inc.

1751 River Run, Suite 400

Fort Worth, Texas 76107

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to TFF Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by certain selling stockholders of up to 147,500 shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”) issuable upon the exercise of warrants of the Company held by such selling stockholders (the “Warrants”). The Warrants were issued in a private placement transaction consummated with the selling stockholders on March 22, 2024.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, forms of the Second Amended and Restated Certificate of Incorporation, as further amended to date, the First Amended and Restated Bylaws of the Company currently in effect, and the corporate action of the Company that provides for the issuance of the Common Shares, and we have made such other investigation as we have deemed appropriate.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Common Shares, when issued and paid for in accordance with the Warrants, shall have been validly issued and will be fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus made part of the Registration Statement.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP